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                                                              Draft 8/30/96


                           UCFC FUNDING CORPORATION
            Manufactured Housing Contract Pass-Through Certificates

                            UNDERWRITING AGREEMENT





                                               ___________, 1996


                                               New York, New York


Prudential Securities Inc.
One New York Plaza
New York, New York

  As Representative of the
  Several Underwriters

Ladies and Gentlemen:

                  UCFC Funding Corporation (the "Company") hereby confirms its agreement with Prudential Securities Incorporated as representative of the several underwriters (the "Representative") listed in Exhibit B hereto (the "Underwriters") to sell Manufactured Housing Contract PassThrough Certificates Series ______ (the "Certificates") in the classes (each, a "Class") indicated in Exhibit B hereto (the "Offered Certificates). The Offered Certificates will have the characteristics set forth in the Prospectus Supplement (as defined below) and will evidence beneficial ownership interests in a trust fund (the "Trust") the assets of which will consist primarily of (i) a pool of manufactured housing installment sales contracts and manufactured housing installment loan agreements (collectively, the "Contracts") having the characteristics described in the Prospectus Supplement, (ii) funds deposited in the Pre-Funding Account and the Capitalized Interest Account (each, as defined in the Prospectus Supplement), [and] (iii) the rights of the Company under the Contract Sale Agreement (as defined below) [, and (iv) the Policy].

                  The Certificates are to be issued under a pooling and servicing agreement, to be dated as of ___________ 1, 1996 (the "Pooling and Servicing Agreement"), among the Company, as depositor, United Companies Lending Corporation(Registered), as servicer

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("UCLC" or the "Servicer"), and _________________________, as
trustee (the "Trustee").

                  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.


                  Section 1. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter that:

                  (a) A registration statement on Form S-3, (File number 333-07939) for the registration of Manufactured Housing Contract Pass-through Certificates issuable in series, has been filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and has been declared effective. The Company will cause to be filed with the Commission a final prospectus and prospectus supplement relating to the Offered Certificates in accordance with Rule 424(b), and previously has informed the Representative of all information to be included or incorporated therein (other than the Computational Materials (as defined in Section 8) to be filed with the Commission on a Current Report (as defined in
Section 5(k)).

                  As used herein: "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became effective; "Execution Time" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto; "Registration Statement" shall mean the registration statement referred to in the preceding paragraph, including the exhibits thereto and any documents incorporated therein by reference pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act") on or before the Effective Date, in the form in which it has become effective; "Preliminary Prospectus" shall mean any preliminary prospectus and preliminary prospectus supplement described in Rule 430 under the 1933 Act; "Base Prospectus" shall mean the form of prospectus included in the Registration Statement at the Effective Date; "Prospectus Supplement" shall mean the Prospectus Supplement relating to the Offered Certificates; and "Prospectus" shall mean the form of final prospectus, including the Prospectus Supplement, relating to the Offered Certificates as filed in accordance with Rule 424(b) as provided above, including any documents incorporated therein by reference pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the date of such filing pursuant to Rule 424(b). Any reference herein to the terms "amend," "amendment", or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the 1934 Act

                                      -2-

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after the Effective Date or the issue date of the Prospectus or Prospectus
Supplement, as the case may be, deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3.

                  (b) On the Effective Date, the Registration Statement and the Base Prospectus (and any supplements thereto) complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission (the "Rules and Regulations"); on the Effective Date, the

Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (and any amendments or supplements thereto) will not, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from
(i) the Registration Statement or the Prospectus in reliance upon and in conformity with written information relating to any Underwriter [or the Insurer] furnished to the Company by such Underwriter through the Representative [or by or on behalf of the Insurer, as the case may be,] specifically for use in connection with the preparation of the Registration Statement or the Prospectus or (ii) the Current Report or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto.)

                  (c) Each of the Company, UCLC, United Companies Funding, Inc. ("UCFI"), UNICOR Mortgage(Registered), Inc. ("UNICOR"), and Gopher Mortgage Company, Inc. ("Gopher") (collectively, the "United Entities") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified
(i) does not involve a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of such United Entity or (ii) would adversely affect the enforceability of any Contract.

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                  (d) There are no actions, proceedings or investigations
pending, or, to the knowledge of the Company, threatened against any United Entity, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of (a) this Agreement, (b) the Certificates, (c) the Contract Sale Agreement, to be dated the Closing Date (the "Contract Sale Agreement"), between the Company and Gopher, (d) the Contract Purchase Agreement, to be dated the Closing Date (the "Contract Purchase Agreement"), among UCLC, UCFI, Gopher and UNICOR, (e) any Subsequent Transfer Agreement, or
(f) the Pooling and Servicing Agreement (collectively, the "Transaction Documents"), (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Transaction Documents, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by any United Entity of its obligations under, or the validity or enforceability of the Transaction Documents or (iv) which may affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

                  (e) The execution and delivery by the Company and the other United Entities of the Transaction Documents to which each is a party, the issuance of the Certificates and the transfer and delivery of the Contracts to the Trustee by or on behalf of the Company are within the corporate power of the related United Entities and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the related United Entities and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the related United Entities are parties or by which they are bound or to which any of the property of the United Entities is subject, the related United Entities charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the United Entities, or any of their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by the Transaction Documents or the Prospectus in connection with the issuance and sale of the Certificates by the Company other than those previously obtained and the filing of Uniform Commercial Code financing statements as required by the Pooling and Servicing Agreement. None of the United Entities is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over any United Entity, which materially and adversely affects, or is reasonably likely in the

                                      -4-

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future to materially and adversely affect, (i) the ability of the related United
Entity to perform its obligations under the Transaction Documents or (ii) the business, operations, results of operations, financial position, income, properties or assets of the related United Entity.

                  (f) Each of the Transaction Documents has been or will be duly executed and delivered by the related United Entity, and each constitutes and will constitute the legal, valid and binding obligation of the related United Entity enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity and (iii) with respect to this Agreement, public policy constraints regarding indemnification.

                  (g) The Certificates will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and, in the case of the Offered Certificates, sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                  (h) At the Closing Date, the Contracts to be sold on such date will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Pooling and Servicing Agreement are hereby made to each Underwriter as though set out herein, and at the dates specified in the Pooling and Servicing Agreement, such representations and warranties were or will be true and correct in all material respects.

                  (i) The transfer of the Contracts to the Trust at the Closing Date and, if applicable, on each Subsequent Transfer Date, will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

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                  (j) Each of the United Entities possesses all material
licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Company, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the United Entities.

                  (k) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Transaction Documents or the execution and issuance of the Certificates have been or will be paid at or prior to the Closing Date.

                  (l) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from __________, 1996.

                  (m) This Agreement and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (n) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (o) The chief executive office of each of the Company, the Seller and the Originators is listed opposite its name on Exhibit C hereto, which office is the place where each such entity is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code as in effect in the State of New York and the office where each such entity keeps its respective records concerning the Contracts, and there have been no other such locations during the four month preceding the Closing Date.


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         Any certificate signed by any officer of the Company and delivered to the Representative in connection with the sale of the Offered Certificates hereunder shall be deemed a representation and warranty as to the matters covered thereby by the Company to each person to whom the representations and warranties in this Section 1 are made.

                  Section 2. Purchase and Sale. On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Company hereby agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, hereby agrees to purchase, the aggregate principal amount of the Offered Certificates set forth after such Underwriter's name in Exhibit B at the purchase prices set forth therein. The purchase prices shall include interest accrued on the Fixed Rate Certificates at the related Pass-Through Rate from _______, 1996 to, but not including, the Closing Date.

                  Section 3. Delivery and Payment. Payment of the purchase price for, and delivery of, the Offered Certificates shall be made at the offices of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York at 11:00 a.m. New York City time, on ____________, 1996, or at such other time thereafter as the Representative and the Company determine (such time being herein referred to as the "Closing Date"). Payment shall be made by wire transfer of same day federal funds to the account specified by the Company. Each of the Offered Certificates so delivered shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee for the Depository Trust Company.

                  The Company agrees to have the Certificates available for inspection and review by the Representative in New York City not later than 11:00 a.m. New York City time on the Business Day prior to the Closing Date.

                  The parties agree that the settlement of the Offered Certificates pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

                  Section 4. Agreements of the Underwriters. Each Underwriter, severally and not jointly, agrees with the Company that upon the execution of this Agreement and authorization by the Representative of the release of the

Offered Certificates, such Underwriter shall offer the Offered Certificates purchased by it for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                  5. Covenants of the Company. The Company covenants and agrees with each Underwriter that:


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                  (a) The Company will promptly advise the Representative and special counsel for the Underwriters (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date unless the Company has furnished the Representative and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects, unless such filing is required by law. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules under the 1933 Act, the Company, subject to the obligation of each Underwriter pursuant to Section 8(d) below, will promptly prepare and file with the Commission, subject to Section 5(a), an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

                  (c) The Company will furnish to the Representative, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the 1933 Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriter may reasonably request.


                  (d) As soon as practicable, but not later than sixteen months after the effective date of the Registration

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Statement, the Company will cause the Trustee to make generally available to
Certificateholders an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the 1933 Act and, at the option of the Company, will satisfy the requirements of Rule 158 under the 1933 Act.

                  (e) During a period of 7 calendar days from the Execution Time, neither the Company nor any trust established, directly or indirectly, by the Company will, without the Representative's prior written consent (which consent shall not be unreasonably withheld), offer or sell pass-through certificates backed by manufactured housing installment sales contracts and manufactured housing installment loan agreements, except pursuant to this Agreement.

                  (f) So long as any of the Offered Certificates are outstanding, the Company will cause to be delivered to the Representative (i) all documents required to be distributed to Holders of the Offered Certificates,
(ii) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement, (iii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement and (iv) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available, as the Representative may reasonably request.

                  (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay (except as provided in Section 8 below) all expenses in connection with the transactions contemplated herein, including but not limited to the expenses of printing (or otherwise reproducing) all documents relating to the offering of the Offered Certificates, the reasonable fees and disbursements of special counsel to the Underwriters and expenses of the Underwriters incurred in connection with (i) the issuance and delivery of the Offered Certificates, (ii) preparation of all documents specified in this Agreement, (iii) any fees and expenses of the Trustee, [the Insurer and any other credit support provider (including reasonable legal fees),] and accounting fees and disbursements, (iv) any fees charged by investment rating agencies for rating the Offered Certificates and
(v) any expenses (including reasonable fees and disbursements of counsel) in connection with the qualification of the Offered Certificates under any Blue Sky laws.

                  (h) The Company will enter into the applicable Transaction Documents (other than any Subsequent Transfer Agreements) to which it is a party and all related agreements on

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or prior to the Closing Date [and will deliver the Policy issued by the Insurer.]

                  (i) The Company will endeavor to qualify the Offered Certificates for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Representative, if any, and will pay, as contemplated by Section 5(g) hereof, all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Certificates for investment under the laws of such jurisdictions as the Representative may reasonably designate, if any.

                  (j) Provided that the Company has received the letter from Deloitte & Touche LLP, described in Section 8(a) relating to the Computational Materials, the Company will cause such Computational Materials (as defined in Section 8 below) with respect to the Offered Certificates which are delivered to the Company as provided in Section 8 below to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") not later than the date on which the Prospectus Supplement is available for distribution to investors.

                  Section 6. Conditions of the Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Offered Certificates to be purchased by it as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

                  (b) The Representative shall have received the favorable opinion, dated the Closing Date, of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), special counsel to the United Entities with respect to the following items, substantially to the effect that:

                           (i) Each of the United Entities has been duly
                  organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was incorporated, and to such counsel's knowledge, is qualified to do business in each state

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                  necessary to enable it to perform its obligations under the
                  Transaction Documents. Each of the United Entities has the

                  requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the Transaction Documents to which it is a party.

                           (ii) Each of the Transaction Documents has been duly
                  and validly authorized, and except for any Subsequent Transfer Agreements, have been duly and validly executed and delivered by the appropriate United Entity, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of the appropriate United Entity, and, if such agreements (other than the Certificates) were governed by the laws of the State of Louisiana, would be enforceable against the appropriate United Entities in accordance with their respective terms subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity and subject, in the case of this Agreement, to public policy constraints regarding indemnification.

                           (iii) Neither the transfer of the Contracts pursuant
                  to the Contract Purchase Agreement, the Contract Sale Agreement or the Pooling and Servicing Agreement, the issuance or sale of the Certificates by the Company nor the execution, delivery or performance by the United Entities of the Transaction Documents, except for any Subsequent Transfer Agreements (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the Articles of Incorporation or Certificate of Incorporation (as the case may be) or bylaws of any of the United Entities; (ii) to such counsel's knowledge, any term or provision of any material agreement, contract, instrument or indenture, to which any of the United Entities is a party or is bound; or (iii) to such counsel's knowledge, any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over any of the United Entities; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Trust or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                           (iv) No consent, approval, authorization or order of,
                  registration or filing with, or notice to, any court, governmental agency or body or other tribunal is to such counsel's knowledge required under the laws of the State of Louisiana, for the execution, delivery and performance by any of the United Entities of the Transaction Documents to which it is a party or the offer, issuance, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by any of the United Entities, except such which have been obtained.

                           (v) To such counsel's knowledge, there are no
                  actions, proceedings or investigations pending or threatened against any of the United Entities before any court, governmental agency or body or other tribunal (a) asserting the invalidity of any of the Transaction Documents or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by any of the Transaction Documents, (c) which, except as disclosed in the Prospectus, are reasonably likely to materially and adversely affect the performance by any of the United Entities of its obligations under, or the validity or enforceability of, the Transaction Documents to which it is a party or (d) that are reasonably likely to adversely affect the status of certain assets and accounts as a "real estate mortgage investment conduit" ("REMIC") as such term is defined in the Internal Revenue Code of 1986, as amended.

                           (vi) Except as to any financial, tax, accounting and
                  statistical data contained or incorporated in the Registration Statement and the Prospectus (including without limitation, the Computational Materials) and the statements set forth in the Prospectus under the captions ["THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER,"] "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," "LEGAL INVESTMENT" and "ERISA CONSIDERATIONS," and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" as to which no opinion or belief need be expressed, nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement as of the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus Supplement, or the Prospectus, as amended or supplemented as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Representative shall have received the favorable opinion, dated the Closing Date, of Stroock & Stroock & Lavan, special counsel to the Company, substantially to the effect that:


                           (i) The Certificates, assuming due execution and
                  authentication by the Trustee, and, in the case of the Offered Certificates delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

                           (ii) No consent, approval, authorization or order of,
                  registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Company of the Pooling and Servicing Agreement, this Agreement or the offer, issue, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Company, except such as have been obtained.

                           (iii) Neither the issuance or sale of the
                  Certificates, nor the execution, delivery or performance by the Company of the Pooling and Servicing Agreement or this Agreement will (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the assets of the Trust or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                           (iv) The Registration Statement and the Prospectus
                  (other than the financial and statistical data included or incorporated therein, as to which such counsel need express no opinion), as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement which has not been filed or described as required. To the best of the knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Offered Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                           (v) Neither the qualification of the Pooling and

                  Servicing Agreement under the Trust Indenture Act of 1939, as amended, nor the registration of the Trust created by such Agreement under the Investment Company Act of 1940, as amended, is presently required.

                           (vi) The statements in the Prospectus set forth under
                  the captions "DESCRIPTION OF THE CERTIFICATES" and "THE POOLING AND SERVICING AGREEMENT," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                           (vii) The statements in the Prospectus set forth
                  under the captions "ERISA CONSIDERATIONS," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", "LEGAL INVESTMENT" and "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" to the extent that they constitute matters of federal or New York law, or federal or New York legal conclusions provide a fair and accurate summary of such law or conclusions.

                           (viii) Assuming that (a) the Trustee causes certain
                  assets and accounts created under the Pooling and Servicing Agreement to elect, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a REMIC and
                  (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, certain assets and accounts will be treated as a REMIC, the Certificates, other than the Class R Certificates issued pursuant to the Pooling and Servicing Agreement, will be treated as the "regular interests" in a REMIC and the Class R Certificates issued pursuant to the Pooling and Servicing Agreement will be treated as "residual interests" in a REMIC. Neither the Trust nor certain assets and accounts of the Trust will be subject to tax upon their income or assets by any taxing authority of the State of New York or New York City (except that no opinion need be expressed with respect to any minimum tax).

         (d) The Representative shall have received the favorable opinion, dated the Closing Date, of Stroock & Stroock & Lavan, special counsel to the Underwriters, to the effect that no information has come to such counsel's attention which causes them to believe that the Prospectus (other than the financial statements and other financial and statistical data contained or incorporated therein [and the information under the caption "THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER"], as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         In rendering their opinions, the counsels described in Section 6(b),
(c) and (d) may rely, as to matters of fact, on certificates of responsible officers of the United Entities, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.

         (e) The Representative shall have received a letter from Deloitte & Touche, LLP, dated on or before the Closing Date, in form and substance satisfactory to the Representative and special counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Representative with respect to the information set forth in the Prospectus and certain matters relating to the Company.

         (f) The Offered Certificates shall have been rated [AAA by Fitch Investors Service LP ("Fitch"), Aaa by Moody's Investors Service, Inc. ("Moody's"), and AAA by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P," and together with Fitch and Moody's, the "Rating Agencies")] and such ratings shall not have been rescinded. The Representative and special counsel for the Underwriters shall have received copies of any opinions of counsel, including local counsel, if any, supplied to the Rating Agencies relating to any matters with respect to the Certificates or the Contracts. Any such opinions shall be dated the Closing Date and addressed to the Representative or accompanied by reliance letters to the Representative or shall state that the Representative may rely upon them.

         (g) The Representative shall have received a certificate, signed by the president, a senior vice president or a vice president of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement (excluding any documents incorporated therein by reference), the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                  (i) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) the information contained in the Registration Statement relating to the Company, the Contracts or the servicing procedures of its affiliates or subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                  (iii) there has been no amendment or other document filed

         affecting the articles of incorporation or bylaws of the Company since ________, 199_, and no such amendment has been authorized. No event has occurred since _________, 1996, which has affected the good standing of the Company under the laws of the State of Louisiana; and

                  (iv) each person who, as an officer or representative of the Company, signed or signs the Registration Statement, the Pooling and Servicing Agreement, this Agreement or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  The Company shall attach to such certificate or otherwise provide a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

         (h) The Representative shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the Representative, to the effect that:

                  (i)  the Trustee is a _____________________ duly
         organized, validly existing and in good standing under the laws of the __________________ and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

                  (ii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

                  (iii) no approval, authorization or other action by any governmental authority of the United States of America or the State of ________________ having jurisdiction over the banking powers of the Trustee is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

                  (iv) the Certificates have been duly executed, authenticated and delivered by the Trustee; and

                  (v) the execution and delivery of, and performance by the Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

         (i) The Representative shall have received from the Trustee a certificate, signed by the President, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Certificates, the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the

Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         [(j) The Policy relating to the Offered Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.]

         [(k) The Representative shall have received a favorable opinion of in-counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to special counsel for the Underwriters, to the effect that:

                  (i) The Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof, under the laws of the State of New York.

                  (ii) The execution and delivery by the Insurer of the Policy is within the corporate power of the Insurer and has been authorized by all necessary corporate action on the part of the Insurer; the Policy has been duly executed and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                  (iii) The Insurer is authorized to deliver the Insurance Agreement and the Guarantee Agreement and the Insurance Agreement and the Guarantee Agreement have each been duly executed and each is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Insurance Agreement and the Guarantee Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Insurance Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities laws.

                  (iv) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policy; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policy, the form of the Policy has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with the Policy.

                  (v) To the extent the Policy constitutes a security within the meaning of Section 2(l) of the Securities Act of 1933, as amended (the "Act"), it is a security that is exempt from the registration requirements of the Act.

                  (vi) The information set forth under the caption "THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER" in the Prospectus insofar as such statements constitute a description of the Policy, accurately summarizes the Policy.

         [(l) The Representative shall have received from the Insurer a certificate, signed by the President, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policy and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                  (i) The information in the Prospectus Supplement as of the date hereof under the caption "THE CERTIFICATE INSURANCE POLICY AND THE

         CERTIFICATE INSURER" (the "Insurer Information") is true and correct in all material respects and does not contain any untrue statement of a fact that is material to the Insurer's ability to perform its obligations under the Policy. There has been no material adverse change in the financial condition of the Insurer since _________, 1996. The financial statements of the Insurer included in Appendix A and Appendix B to the Prospectus Supplement have been prepared in accordance with generally accepted accounting practices;

                  (ii) There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations of it or would materially and adversely affect its ability to perform its obligations under the Policy, the Guarantee Agreement or the Insurance Agreement;

                  (iii)  The execution and delivery of the Insurance
         Agreement, the Guarantee Agreement and the Policy and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of, the Restated Charter or By-Laws of the Insurer, or any agreement, indenture or other instrument to which the Insurer is a party;

                  (iv) The issuance of the Policy and the execution, delivery and performance of the Guarantee Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policy, the Guarantee Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

                  In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.]

         [(m) On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.]


         [(n) There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since ______________, 1996, of (A) the Company and its subsidiaries or [(B) the Insurer,] that is in the Representative's judgment material and adverse and that makes it in the Representative's judgment impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

         (o) The Representative shall have received from Stroock & Stroock & Lavan, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Prospectus and such other related matters as the Representative shall reasonably require.

         (p) The Representative and special counsel for the Underwriters shall have received copies of any opinions of counsel to the Company or the Insurer supplied to the Trustee relating to matters with respect to the Certificates or the Policy. Any such opinions shall be dated the Closing Date and addressed to the Representative or accompanied by reliance letters to the Representative or shall state the Representative may rely thereon.

         (q) The Representative shall have received such further information, certificates and documents as the Representative may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and special counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder, may be canceled on, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

                  Section 7. Expenses. If the sale of the Offered Certificates provided for herein is not consummated by reason of a default by the Company in its obligations hereunder, then the Company will reimburse the Underwriters, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of Stroock & Stroock & Lavan) that shall have been incurred by them in connection with their investigation with regard to the Company and the Certificates and the proposed purchase and sale of the Offered Certificates.

                  Section 8. Computational Materials. (a) Not later than 10:30 a.m. Baton Rouge time, on the Business Day before the date on which the Current Report relating to the Certificates is required to be filed by the Company with the Commission pursuant to Section 5(k) hereof, each Underwriter shall deliver to the Company five complete copies of all materials, if any, provided by such Underwriter to prospective investors in such Certificates which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the noaction letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials"). Each delivery of Computational Materials to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company and one copy of such materials to the Company. The Computational Materials so delivered shall be accompanied by a letter from Deloitte & Touche, LLP, addressed to the Company and the Representative, in form and substance reasonably satisfactory to the Company and the Representative, to the effect that Deloitte & Touche, LLP, have performed certain agreed upon procedures with respect to such Computational Materials as a result of which they have determined that such Computational Materials are mathematically correct. The costs of such letter shall be paid by the Underwriters except as otherwise provided in Section 7 hereof.

                  (b) Each Underwriter that so delivers Computational Materials represents and warrants to and agrees with the Company, as of date hereof and as of the Closing Date, that:

                  (i) the Computational Materials furnished to the Company by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Certificates in accordance with the Kidder/PSA Letters, and such Computational Materials comply with the requirements of the Kidder/PSA Letters;

                  (ii) on the date any such Computational Materials with respect to the Certificates were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the Closing Date, such Computational Materials did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Prospectus and Prospectus Supplement, did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;


                  (iii) at the time any Computational Materials with respect to the Certificates were furnished to a prospective investor by such Underwriter and on the date hereof, such Underwriter had, and on the date of delivery of such materials to the Company pursuant to this Section 8 and on the Closing Date, such Underwriter will have, systems of internal control reasonably designed to ensure that such Computational

                  Materials conform to the representations and warranties of such Underwriter contained in subparagraphs (i) and (ii) above of this paragraph (b); and

                  (iv) all Computational Materials delivered by such Underwriter contained and will contain a legend, prominently displayed, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials, is not responsible for the accuracy thereof and has not authorized the dissemination thereof.

Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to (i) whether any Computational Materials included or will include any untrue statement resulting directly from any information relating to the Home Equity Loans furnished by or on behalf of the Company to the Underwriter except to the extent that the Company previously furnished corrected information or (ii) Computational Materials delivered by any other Underwriter.

                  (c) Each Underwriter acknowledges and agrees that the Company has not authorized and will not authorize the distribution of any Computational Materials to any prospective investor, and agrees that any Computational Materials with respect to the Certificates furnished to prospective investors included and shall include a disclaimer in the form set forth in paragraph
(b)(iv) above. Each Underwriter agrees that it will not represent to investors that any Computational Materials furnished by such Underwriter were prepared or disseminated on behalf of the Company.

                  (d) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials provided by an Underwriter pursuant to this Section 8 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the 1933 Act or the rules thereunder, the Underwriter which furnished the Computational Materials in question, at its sole cost, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each

Underwriter represents and warrants to the Company, as of the date of delivery by such Underwriter of such amendment or supplement, if any, to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Section 9. Indemnification and Contribution. (a) Regardless of whether any Certificates are sold, the Company will indemnify and hold harmless each Underwriter, each of its respective officers and directors and each person who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act, against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they or any of them may become subject, under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) in the Preliminary Prospectus or the Prospectus or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein (x) in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by such Underwriter through the Representative specifically for use in connection with the preparation thereof or (y) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error (a "Pool Error") in the information regarding the Contracts furnished by the Company in writing or by electronic transmission to any Underwriter upon which the mathematical calculations in the Computational Materials of such Underwriter are based other than a Pool Error which is corrected by information subsequently furnished by the Company in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Company pursuant to Section 8(a); and provided further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage or liability (or action in respect thereof) arising from the sale of Offered Certificates to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state any material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(b).

                  (b) Regardless of whether any Certificates are sold, each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which they or any of them become subject under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or in (ii) the Preliminary Prospectus or the Prospectus or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein (x) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof and so acknowledged in writing, or (y) in any Computational Materials (or amendments or supplements thereof) furnished to the Company by such Underwriter pursuant to Section 8 (except that no such indemnity shall be available for any losses, claims, damages or liabilities (or actions in respect thereof) resulting from a Pool Error, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9 (a) and (b) above such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Section, except to the extent of actual prejudice caused by such failure. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 9 (a) and by the Company in the case of parties indemnified pursuant to Section 9 (b).

         The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, (x) in the case of any losses, claims, damages or liabilities (or actions in respect thereof) which do not arise out of or are not based upon the Computational Materials (or any amendments or supplements thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the sale of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (y) in the case of any losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon the Computational Materials (or any amendments or supplements thereof) in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriter or Underwriters which furnished such Computational Materials in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and by each Underwriter on the other hand, shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the excess, if any, of the purchase price received by such Underwriter from the sale of the Offered Certificates purchased by it over the purchase price paid by such Underwriter for such Offered Certificates (the "Spread"). The relative fault of the Company and any Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or prepared by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9 (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9 (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of (i) in the case of Section 9(d)(x), such Underwriter's Spread or (ii) in the case of Section 9(d)(y), an amount equal to 10% of the aggregate original principal balance of the Offered Certificates to be purchased by such Underwriter.

                  (f) The Company and each Underwriter expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 9 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

                  (g) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act; and the several obligations of each Underwriter under this Section 9 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act; provided, however, that in no event shall the Company or any Underwriter be liable for double indemnification.

                  Section 10. Information Supplied by Underwriters. The statements set forth in the last paragraph on the outside front cover page of the Prospectus, in the fourth paragraph of the inside front cover page of the Prospectus regarding market-making, under the heading "Underwriting" in the Prospectus (to the extent such statements relate to an Underwriter) and related to the Exemption described under the heading "ERISA" in the Prospectus constitute the only information furnished by any Underwriter through the Representative to the Company for the purposes of Sections 1(b) and 9(a)(x) hereof. Each Underwriter confirms that such statements (to such extent) are correct.

                  Section 11. Notices. All communications hereunder shall be in writing and, if sent to any Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292,
Attention: Mortgage and Asset Finance Department; and, if sent to the Company, shall be mailed or delivered or telecopied and confirmed in writing to the Company at the address set forth above, Attention: Henry C. McCall, III; with a copy addressed to the General Counsel at the same address.

                  Section 12. Survival. All representations, warranties, covenants and agreements of the Company contained herein or in agreements or certificates delivered pursuant hereto, the agreements of each Underwriter and the Company contained in Section 9 hereof, and the representations, warranties and agreements of each Underwriter contained in Sections 4 and 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or any subsequent purchaser or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Certificates. The provisions of Sections 5, 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

                  Section 13. Default by One or More of the Underwriters. If one or more of the Underwriters fail on the Closing Date to purchase the Offered

Certificates which it or they are obligated to purchase hereunder (the "Defaulted Certificates"), the Representative shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. (As used in this Agreement, the term "Underwriter" includes any underwriter substituted for an Underwriter under this Section 13.) If, however, the Representative has not completed such arrangements within such 48-hour period, then:

         (a) If the aggregate original principal amount of Defaulted Certificates does not exceed 10% of the aggregate original principal amount of the Offered Certificates, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, and

         (b) If the aggregate original principal amount of Defaulted Certificates exceeds 10% of the aggregate original principal amount of the Offered Certificates, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date for a period of time not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

                  Section 14. Termination. The Representative shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Representative's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Representative's reasonable judgment impractical to market the Offered Certificates. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 5 and Sections 7 and 9 hereof shall at all times be effective. If the Representative elects to terminate this Agreement as provided in this Section 14, the Company shall be notified promptly by the Representative by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

                  Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and assigns (which successors and assigns do not include any person purchasing a Certificate from any Underwriter), and the officers and directors and controlling persons referred to in Section 9 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

                  Section 16. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the Company and the Underwriters hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

                  Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.





                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                  Section 18. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the Company and the Representative.

                                           Very truly yours,

                                           UCFC FUNDING CORPORATION


                                           By:_________________________
                                              Name:   H.C. McCall, III

                                              Title:  President


The foregoing is hereby
confirmed and accepted

PRUDENTIAL SECURITIES
  INCORPORATED

For itself and as the Representative
of the other several Underwriters
named in Exhibit B hereto

By:________________________________
   Name: Leonard A. Blum
   Title: Managing Director

                                                     ___________, 1996



Prudential Securities Incorporated
  As Representative of the several
  Underwriters
One New York Plaza
New York, New York  10292

         Re: Underwriting Agreement dated _______, 1996 (the "Underwriting Agreement") between
                  UCFC Funding Corporation (the"Company") and
                  Prudential Securities Incorporated, as
                  representative (the "Representative")

Gentlemen:

                  Pursuant to the Underwriting Agreement, the Company has undertaken certain financial obligations with respect to the indemnification of the Underwriters with respect to the Registration Statement, Preliminary Prospectus and the Prospectus described in the Underwriting Agreement. Any financial obligations of the Company under the Underwriting Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations," provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of the Company under the Underwriting Agreement (including the payment of money damages for a breach of any of the Company's obligations under the Underwriting Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

                  As a condition of their execution of the Underwriting Agreement, the Representative has required the undersigned, United Companies Lending Corporation ("UCLC"), an affiliate of the Company, to acknowledge its joint-and-several liability with the Company for the payment of the Joint and Several Obligations under the Underwriting Agreement.

                  Now, therefore, the Representative and UCLC do hereby agree that:

                  (1) UCLC hereby agrees to be absolutely and unconditionally jointly and severally liable with the Company to the Underwriters for the payment of the Joint and Several Obligations.


                  (2) UCLC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters by the Company or another affiliate of UCLC.

                  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                                            Very truly yours,

                                            UNITED COMPANIES LENDING CORPORATION



                                            By:_________________________________
                                               Name:   H.C. McCall, III
                                               Title:  Vice President



Acknowledged and Agreed:

PRUDENTIAL SECURITIES INCORPORATED

For itself and as the
Representative of the other
several Underwriters


By:_______________________________
   Name:  Leonard A. Blum
   Title: Managing Director

                                                            EXHIBIT B



Underwriter             Class                          Principal Amount
- -----------             -----                          ----------------




                        Total:                          $






                        Total:                          $






                        Total:                          $



Purchase Prices

                                                                  EXHIBIT C



                              Locations of Chief
                               Executive Offices